REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING
FIRM

To the Trustees of Eaton Vance Mutual
Funds Trust and Shareholders of Eaton
Vance Strategic Income Fund:
In planning and performing our audit of
the financial statements of Eaton Vance
Strategic Income Fund (the "Fund") (one
of the funds constituting Eaton Vance
Mutual Funds Trust), as of and for the
year ended October 31, 2009, in
accordance with the standards of the
Public Company Accounting Oversight
Board (United States), we considered the
Fund's internal control over financial
reporting, including controls over
safeguarding securities, as a basis for
designing our auditing procedures for the
purpose of expressing our opinion on the
financial statements and to comply with
the requirements of Form N-SAR, but not
for the purpose of expressing an opinion
on the effectiveness of the Fund's internal
control over financial reporting.
Accordingly, we express no such opinion.
The management of the Fund is
responsible for establishing and
maintaining effective internal control
over financial reporting.  In fulfilling this
responsibility, estimates and judgments
by management are required to assess the
expected benefits and related costs of
controls.  A fund's internal control over
financial reporting is a process designed
to provide reasonable assurance
regarding the reliability of financial
reporting and the preparation of financial
statements for external purposes in
accordance with generally accepted
accounting principles.  A fund's internal
control over financial reporting includes
those policies and procedures that (1)
pertain to the maintenance of records
that, in reasonable detail, accurately and
fairly reflect the transactions and
dispositions of the assets of the Fund; (2)
provide reasonable assurance that
transactions are recorded as necessary to
permit preparation of financial
statements in accordance with generally
accepted accounting principles, and that
receipts and expenditures of the Fund are
being made only in accordance with
authorizations of management of the
Fund and trustees of the trust; and (3)
provide reasonable assurance regarding
prevention or timely detection of
unauthorized acquisition, use, or
disposition of a fund's assets that could
have a material effect on the financial
statements.
Because of its inherent limitations,
internal control over financial reporting
may not prevent or detect misstatements.
Also, projections of any evaluation of
effectiveness to future periods are subject
to the risk that controls may become
inadequate because of changes in
conditions, or that the degree of
compliance with the policies or
procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the design
or operation of a control does not allow
management or employees, in the normal
course of performing their assigned
functions, to prevent or detect
misstatements on a timely basis.  A
material weakness is a deficiency, or a
combination of deficiencies, in internal
control over financial reporting, such that
there is a reasonable possibility that a
material misstatement of a fund's annual
or interim financial statements will not be
prevented or detected on a timely basis.
Our consideration of the Fund's internal
control over financial reporting was for
the limited purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal control
that might be material weaknesses under
standards established by the Public
Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Fund's internal control
over financial reporting and its operation,
including controls for safeguarding
securities, that we consider to be a
material weakness, as defined above, as of
October 31, 2009.
This report is intended solely for the
information and use of management and
the Trustees of Eaton Vance Mutual
Funds Trust and the Securities and
Exchange Commission and is not
intended to be and should not be used by
anyone other than these specified parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
December 30, 2009